SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: January 18, 2002

HYSEQ, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-22873	36-3855489

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

670 Almanor Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 524-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.
SIGNATURES

ITEM 5. OTHER EVENTS.

     Effective January 1, 2002, Callida Genomics, Inc. (“Callida”), a majority-owned subsidiary of Hyseq, Inc., d/b/a Hyseq Pharmaceuticals, Inc. (“Hyseq”), entered into a Joint Development Agreement with Intel Corporation (“Intel”) to collaborate in the development of technology for the detection, identification, and analysis of DNA or other biomolecules. The overall goal of this research collaboration is to explore new technologies for biomolecule detection and identification.

     Callida will focus on developing novel approaches to DNA sequencing and Intel will focus on developing devices and protocols for detecting or reading the data. The agreement includes limited licensing provisions to enable the parties to achieve the goals of the development project.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYSEQ, INC. (Registrant)

By:	/s/ Peter S. Garcia

Peter S. Garcia Senior Vice President and Chief Financial Officer

Dated: January 25, 2002

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